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                                                                    Exhibit 10.7

                               Amendment Agreement

      Reference is hereby made to that certain agreement (the "Agreement") dated as of June 6, 2000 between Lions Gate Entertainment Corp. ("Lions Gate") and Mark Amin ("Amin") with respect to the employment of Amin by Lions Gate.

      Notwithstanding the provisions of paragraph 2, Term, of the Agreement, the parties hereby agree that the Term, as defined in the Agreement, shall mean and shall be for an aggregate period of five and one-half (5.5) years (rather than three years as set forth in the Agreement), unless earlier terminated in accordance with provisions of Section 9 of the Agreement.

      Paragraph 7(b) of the Agreement currently states in sum and substance that Amin shall not engage in the Restricted Activities for a period of four years following the closure of the Merger. By way of this amendment, Amin agrees that he shall not engage in the Restricted Activities until the earlier of the conclusion of the Term or the Termination of this Agreement.

      Company shall have the right to terminate this Agreement in its entirety during the first four and half years of the Term at any point in time that Amin owns less than 500,000 shares of common stock of Company.

      Except as specifically amended hereby, the Agreement shall remain in full force and effect without modification. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement except as modified hereby. This instrument may be executed in counter-parts and/or via electronic facsimile and all such counter-parts and/or facsimile copies shall be deemed one and the same and an original of this instrument. This letter constitutes the entire agreement among the parties with respect to modification of the Agreement and any other matters related thereto, and supersedes all prior negotiations and understandings of the parties in connection therewith.

Agreed and Accepted:

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Mark Amin

Lions Gate Entertainment Corp

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By Wayne Levin,
Executive Vice President